                            SENIOR PROMISSORY NOTE


$900,000.00                                        Date of This Note:
                                                            November 11, 1997


          FOR VALUE RECEIVED, the undersigned AMERICAN CRAFT BREWING INTERNATIONAL LIMITED., a Bermuda corporation ("Maker"), promises to pay to the order of ENTREPRENEURIAL INVESTORS, LTD. ("Payee") at Freeport, Bahamas, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of Nine Hundred Thousand Dollars (U.S. $900,000.00), together with interest on the principal balance from time to time remaining unpaid at the rate hereinafter provided. Maker further agrees as follows:

SECTION 1.  INTEREST RATE.

            (a) Interest will accrue on the unpaid principal balance of this
                Note at a rate equal to: Ten Percent (10%) per annum (not compounded).

            (b) Interest will be computed on the basis of a year of Three
                Hundred Sixty Five (365) days for the actual number of days elapsed.

            (c) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note shall exceed the maximum amount permissible under applicable law. If from any circumstance Payee should ever receive as interest or imputed interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

            (d) Interest will be paid in cash, unless Maker and Payee agree otherwise in writing.

SECTION 2.  PAYMENTS.

            All outstanding amounts owing under this Note, including accrued interest and the outstanding principal, will be due and payable in full on March 31, 1998. All payments will be applied first to accrued interest and then to principal.

SECTION 3.  SECURITY.

            This Note is secured by and entitled to the benefits of (a) Nine Hundred and Fifty (950) shares of the common stock of AmBrew, USA, Inc., (b) Nine Hundred Ninety Nine (999) shares of the capital stock of Cerveceria Rio Bravo, S.A. de C.V., (c) the sixty percent (60%) percentage interest of Maker in Celtic Brew LLC (as evidenced by certified copies of (i) the Articles of Organization of Celtic Brew LLC, and (ii) the Operating Agreement of Celtic Brew LLC, such certified copies to be delivered to Payee on or prior to the date hereof), and (d) Four Thousand Seven Hundred and Forty Nine (4,749) shares of South China Brewing Company Limited represented by Certificate No. 17 registered in the name of Debtor (the items described in Sections 3(a) through 3(d), above are hereinafter collectively referred to as the "Collateral"). The portion of the Collateral described in Sections 3(a) and 3(b) above, along with executed stock powers in blank, will be deposited with Cardinal International Bank & Trust Co., Ltd., Nassau, Bahamas (the "Escrow Agent") within two (2) business days of the Date of This Note. Prior to funding, Maker will provide, execute and deliver to Payee any and all documents necessary to perfect the security interest in the portion of the Collateral described in Section 3(c) above. The portion of the Collateral described in Section 3(d) above, along with executed stock powers in blank, will be deposited by Maker with Locke, Purnell, Rain, Harrell, P.C. (New Orleans office), as escrow agent for Payee, prior to funding.
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SECTION 4.  DEFAULT.

        Any of the following will constitute an event of default ("Event of Default"):

            (a) Any failure on the part of Maker to make any payment when due under this Note, whether by acceleration or otherwise, and the continuation of such failure for a period of five (5) days after written notice thereof from Payee.

            (b) Any failure on the part of Maker to keep or perform any of the terms or provisions of this Note (other than a monetary default described in Section 4(a) above), or any other documents evidencing, governing, or securing this Note and the continuation of such failure for more than five (5) days after written notice thereof from Payee.

            (c) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute.

            (d) A proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

            (e) Maker consents to or suffers the appointment of a receiver, trustee or custodian to any substantial part of its assets that is not vacated within sixty (60) days.

            (f) The occurrence of any event of default under the terms of any documents evidencing, governing or securing any indebtedness of maker now existing or hereafter arising in favor of equity services, ltd. or payee.

Upon the occurrence of an Event of Default, Payee will have the right and option, without notice or demand (except as otherwise provided herein) to accelerate the unpaid balance of principal and accrued interest on this Note.
If this Note is not paid at its maturity, regardless of how such maturity may be brought about, Payee may exercise any of its rights provided hereunder or in any instrument which evidences, governs or secures payment of this Note, or at law or in equity. Failure to exercise any of such rights upon the occurrence of an Event of Default will not constitute a waiver of the right to exercise any of them at any time. If, after default, this Note is placed in the hands of an attorney for collection, or if collection is sought through judicial proceedings, Maker will pay, in addition to the sums referred to above, reasonable attorneys fees and other reasonable costs incurred by Payee in the collection of the unpaid amounts due hereunder.

SECTION 5.  SUBORDINATION.

        This Note will be a general obligation of Maker and is senior and not subordinated to any and all obligations of Maker (e.g., to any bank or other financial institution), regardless of whether such obligations are presently existing or are subsequently incurred.

SECTION 6.  WAIVERS.

        Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive (except as otherwise herein provided) demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon,
(iii) agree that Payee shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor, and (iv) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

SECTION 7.  ASSIGNMENT OF NOTE.

        Neither Maker nor Payee may assign or transfer this Note in any manner whatsoever. Any such purported assignment shall be void ab initio.

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

SECTION 8.  MISCELLANEOUS.

            (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

            (b) This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to such state's principles of the conflict of laws.

            (c) All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 8(c):

            IF TO MAKER:

                American Craft Brewing International Limited
                One Galleria Blvd., Suite 1714
                Metaire, Louisiana  70001
                 Attn:  Peter W. H. Bordeaux, Chairman or
                          James Ake, Executive Vice-President
                Telephone:  (504)849-2739
                Telecopier: (504)849-2740

            WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                Locke, Purnell, Rain, Harrell, P.C.
                601 Poydras St., Suite 2400
                New Orleans, Louisiana  70130
                 Attn:  Donald Ensenat, Esq.
                Telephone:  (504)558-5100
                Telecopier: (504)558-5200

            IF TO PAYEE:

                Entrepreneurial Investors, Ltd.
                Citibank Building, Second Floor
                East Mall Drive
                P.O. Box 40643
                Freeport, Bahamas
                 Attn:  Mr. Robert E. Cordes, Director
                Telephone:  (242)352-7063
                Telecopier: (242)352-3932

            WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                Novakov, Davidson & Flynn, P.C.
                2000 St. Paul Place
                750 N. St. Paul Street
                Dallas, Texas 75201-3286
                 Attn:  I. Bobby Majumder, Esq.
                Telephone:  (214)922-9221
                Telecopier: (214)969-7557

All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) three (3) business days after being deposited in the mail, postage prepaid, if mailed; (iii) the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; or (iv) upon receipt, if telecopied.

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            IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                   MAKER:

                                   AMERICAN CRAFT BREWING
                                   INTERNATIONAL LIMITED


                                   By:  /s/ PETER W. H. BORDEAUX
                                      -------------------------------
                                      PETER W. H. BORDEAUX, Chairman

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